AUTODESK, INC.
    AMENDED AND RESTATED DIRECTOR COMPENSATION POLICY
Adopted and approved on March 23, 2026
Effective as of the Date of Autodesk’s 2026 Annual Meeting of Stockholders
Autodesk, Inc. (the “Company”) believes that providing cash and equity compensation to its members of the Board of Directors (the “Board,” and members of the Board who are not employees of the Company, the “Directors”) represents an effective tool to attract, retain and reward Directors. This Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding the compensation to its Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such terms in the Company’s 2022 Equity Incentive Plan (the “Plan”), or if the Plan is no longer in place, the meaning given to such terms or any similar terms in the equity plan then in place. Each Director will be solely responsible for any tax obligations incurred by such Director as a result of the equity and cash payments such Director receives under this Policy.
Notwithstanding anything in this Policy to the contrary, members of the Board who are Company employees do not receive additional compensation for service on the Board and are not considered “Directors” for purposes of this Policy.
1.Retainers
Annual Board Service Retainer
Each Director will be paid an annual retainer with a value of $75,000 There are no per-meeting attendance fees for attending Board meetings.
Annual Committee Service Retainer
Each Director who serves as the chair of the Board or the chair of a committee of the Board listed below will be eligible to earn additional annual retainers with values as follows:
Non-Executive Chair of the Board                    $100,000
Chair of Audit Committee:                    $25,000
Chair of Compensation and Human Resources Committee:            $20,000
Chair of Corporate Governance and Nominating Committee:            $15,000

Retainers Paid in Cash

Each annual retainer paid in cash under this Policy will be paid quarterly in arrears on a prorated basis to each Director who has served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment shall be made no later than the quarterly meeting of the Board in the following fiscal quarter. For purposes of clarification, a Director who has served as a Director, as a non-executive chair of the board, or as chair of an applicable committee during only a portion of the relevant Company fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable annual cash retainer(s), calculated based on the number of days during such fiscal quarter such Director has served in the relevant capacities.

Retainers Paid in Restricted Stock Units
On or before December 31 of the calendar year prior to the Company’s annual meeting of stockholders (the “Annual Meeting”) during the term of this Policy, each Director may make an election (the “Election”) to receive any or all of his or her annual cash retainer that will be earned for services performed as a Director in calendar years after the calendar year in which the election is made in the form of a Restricted Stock Unit Award. The Election must be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year prior to such Annual Meeting. Any such Election made by a Director shall be irrevocable and shall comply with Section 409A of the Code to the extent applicable unless otherwise determined by the Board. Effective as of immediately following the Annual Meeting, the Director shall automatically receive, without the need for further Board action, a Restricted Stock Unit Award for that number of Shares determined by dividing (1) the product of (a) the amount of his or her annual retainer as a Director covered by the Election, multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded down to the nearest whole Share, provided that on the Date of Grant of any such Restricted Stock Unit Award such person is a Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Unit Award. Such Restricted Stock Unit Award shall vest on the date of the following year’s Annual Meeting, provided that the Participant is a Director on such date.
2.Equity Compensation other than Retainers
Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan (or the applicable equity plan in place at the time of grant), including discretionary Awards not covered under this Policy. All grants of Awards to Directors pursuant to Section 2 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, without the need for further Board action, and will be made in accordance with the following provisions:
(a)    Initial Award. Each Director who first joins the Board on or after the effective date of this Policy shall be automatically granted Restricted Stock Units upon the effective date on which such person first serves as a Director, for that number of Shares as determined by dividing (1) the product of (a) $300,000 multiplied by (b) the ratio of (i) the number of calendar days from the Date of Grant to the Company’s next Annual Meeting, if scheduled, or the first anniversary of the Company’s last Annual Meeting, if the next Annual Meeting is not yet scheduled, divided by (ii) 365; by (2) the Fair Market Value of a Share on the Date of Grant, rounded down to the nearest whole Share (the “Initial Restricted Stock Units”) as illustrated below:

; provided, however, that the number of Shares subject to a grant of Initial Restricted Stock Units shall be subject to review and revision by the Board on an annual basis; and provided further, however, that if a Director’s effective date of first service on the Board falls on the date of an Annual Meeting, such Director shall not receive an award of Initial Restricted Stock Units.
(b)    Annual Award. On the date of each Annual Meeting during the term of this Policy, each Director shall automatically receive an additional award of Restricted Stock Units for that number of Shares as determined by dividing $300,000 by the Fair Market Value of a Share on the Date of Grant, rounded down to the nearest whole Share (the “Annual Restricted Stock Units”), provided that the grant of Annual Restricted Stock Units shall be subject to the Director’s continued service; and provided further, that the number of Shares subject to a grant of Annual Restricted Stock Units shall be subject to review and revision by the Board on an annual basis.
(c)    Each grant of Initial Restricted Stock Units and Annual Restricted Stock Units shall vest on the date of the Annual Meeting following the Date of Grant, provided that the Participant is a Director on such date.

3.Limitations
Any compensation granted to a Director shall be subject to the limits provided in Section 12 of the Plan.
4.Travel Expenses
Each Director’s reasonable, customary and documented travel expenses to Board or Board committee meetings will be reimbursed by the Company, subject to any applicable Company policies that may be in effect from time to time.
5.Continuing Education Expenses
Each Director’s reasonable, customary and documented expenses for continuing education programs focused on the legal and ethical responsibilities of board members will be reimbursed by the Company.
6.Additional Provisions
    All provisions of the Plan not inconsistent with this Policy will apply to Awards granted to Directors.
7.Revisions
    The Board may amend, alter, suspend or terminate this Policy at any time and for any reason. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of a Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Director and the Company. Termination of this Policy will not affect the Board’s or the Compensation Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted under the Plan pursuant to this Policy prior to the date of such termination.